                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                                                STATE OF
                                                                PERCENTAGE    INCORPORATION
                                                                    OF             OR
           PARENT                        SUBSIDIARY              OWNERSHIP    ORGANIZATION
----------------------------   ------------------------------   -----------   -------------

Fort Bend Holding Corp.        Fort Bend Federal Savings               100%   Federal
                               and Loan Association of
                               Rosenberg

Fort Bend Federal Savings      Fairview, Inc.                          100%   Texas
and Loan Association of
Rosenberg

Fort Bend Federal              Mitchell Mortgage                        51%   Texas
Savings and Loan               Corporation,
Association of Rosenberg       L.L.C.

